Vavrinek, Trine, Day & Co., LLP
Certified Public Accountants

VALUE THE DIFFERENCE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.'s 333-191116, 333-103229, 333-96957 and 333-98319 on Form S-8 of Plumas Bancorp of our reported dated June 23, 2015 appearing in this Annual Report on Form 11-K of the Plumas Bank 401(k) Profit Sharing Plan for the year ended December 31, 2014.

Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
June 23, 2015